UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2007
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Officer
On October 10, 2007, the Board elected Ms. Janie Copeland as the Chief Accounting Officer of the Company effective December 1, 2007.  Prior to her appointment, Ms. Copeland has been serving the Company since 2002 as the Corporate Financial Reporting Manager and was instrumental in Caterpillar's adoption of Sarbanes-Oxley requirements and increased reporting transparency.  Ms. Copeland joined the Company as an accountant in 1987.  Prior to joining the Company, Ms. Copeland gained several years of auditing experience with Price Waterhouse Coopers.  Also, while working in the Company’s Corporate Accounting group, Ms. Copeland served in a wide variety of financial reporting and analysis positions, including serving as Controller for the Building Construction Products Division.  Ms. Copeland graduated with a Bachelor of Science degree in Accountancy from the University of Illinois in 1984 and she is a Certified Public Accountant.

A press release announcing the election of Ms. Copeland was issued today by the Company and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Caterpillar Inc. Press Release dated October 15, 2007, announcing the election of Ms. Copeland as Chief Accounting Officer of the Company.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 15, 2007	By:	/s/James B. Buda
James B. Buda
Vice President